As filed with the Securities and Exchange Commission on October 13, 2000
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER

                           THE SECURITIES ACT OF 1933
                                ----------------

                             SMARTSERV ONLINE, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                            13-3750708
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

ONE STATION PLACE, STAMFORD, CT  06902
(Address of Principal Executive Offices)


  NON-QUALIFIED STOCK OPTION CONTRACT BETWEEN THE REGISTRANT AND ALAN G. BOZIAN
                             1999 STOCK OPTION PLAN
                            (Full title of the plans)

                             RICHARD KERSCHNER, ESQ.
                         VICE PRESIDENT, GENERAL COUNSEL
                             SMARTSERV ONLINE, INC.
                      ONE STATION PLACE, STAMFORD, CT 06902
                                 (203) 353-5950
 (Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:
                              Michael J. Shef, Esq.
                                Parker Chapin LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 704-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.


                         CALCULATION OF REGISTRATION FEE

============================================ ================= ====================== ==================== ===================
                                                                     Proposed              Proposed
     Title of each class of Securities          Amount to             Maximum               Maximum            Amount of
             to be Registered                 be Registered       Offering Price           Aggregate          Registration
                                                   (1)               Per Share          Offering Price            Fee
-------------------------------------------- ----------------- ---------------------- -------------------- -------------------
Common Stock, $.01 par value per share           175,000           $   49.5000 (2)      $    8,662,500        $ 2,287.00
-------------------------------------------- ----------------- ---------------------- -------------------- -------------------
Common Stock, $.01 par value per share           400,000           $     .9375 (3)      $      375,000        $    99.00
============================================ ================= ====================== ==================== ===================

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby all additional securities resulting from antidilution adjustments.
(2)   Based on the exercise price of $49.50 per share.
(3)   Based on a weighted average exercise price of $.9375 per share.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed by the registrant with the Securities and Exchange Commission (Commission File No.0-28008) pursuant to
Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

                  (a) The registrant's Annual Report on Form 10-KSB for the year ended June 30, 2000; and

                  (b) The description of the registrant's common stock contained in the registrant's registration statement on Form 8-A filed on March 19, 1996, including any amendment or report filed for the purpose of updating such description.

                  All documents filed subsequent to the date of this registration statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

                  Not  required,   since  the   registrant's   common  stock  is
registered under Section 12 of the Exchange Act.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of Delaware ("DGCL") provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit bought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

         Article Tenth of the registrant's Certificate of Incorporation provides that the registrant shall indemnify any and all persons whom it shall have power to indemnify to the fullest extent permitted by the DGCL. Article VI of the registrant's by-laws provide that the registrant shall indemnify authorized representatives of the registrant to the fullest extent permitted by the DGCL. The registrant's by-laws also permit the registrant to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not the registrant would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

         The registrant maintains a directors and officers liability insurance policy with National Union Fire Insurance Company of Pittsburgh, PA. The policy insures the directors and officers of the registrant against loss arising from certain claims made against such directors or officers by reason of certain wrongful acts.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.    EXHIBITS.

Exhibit
Number            Description
------            -----------

5.1               Opinion of Parker Chapin LLP, as to the legality of the common stock being offered.
23.1              Consent of Parker Chapin LLP (included in their opinion filed as Exhibit 5.1).
23.2              Consent of Ernst & Young LLP.
24.1              Power of  attorney  of  certain  officers  and  directors  of the  registrant  (contained  in the signature page).
99.1              Non-Qualified Stock Option Contract between the registrant and Alan G. Bozian.
99.2              1999 Stock Option Plan.*
99.3              Form of Non-Qualified Stock Option Contract under the 1999 Stock Option Plan.

* Filed as an exhibit to the Company's registration statement on Form SB-2 (Registration No. 333-43258.)

ITEM 9.    UNDERTAKINGS.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the ____ day of October, 2000.

                                           SmartServ Online, Inc.


                                           By:/s/ Sebastian E. Cassetta
                                              ----------------------------------
                                              Sebastian E. Cassetta
                                              Chairman of the Board, Chief
                                              Executive Officer and Secretary

                                POWER OF ATTORNEY

         The undersigned directors and officers of SmartServ Online, Inc. hereby constitute and appoint Sebastian E. Cassetta, Mario F. Rossi, and Thomas W. Haller and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                 Title                                  Date
         ---------                                 -----                                  ----
/s/ Sebastian E. Cassetta                 Chairman of the Board,                  October 13, 2000
---------------------------------------   Chief Executive Officer
    Sebastian E. Cassetta                 and Director


/s/ Mario F. Rossi                        Senior Vice President and               October 13, 2000
---------------------------------------   Director
    Mario F. Rossi

/s/ Alan G. Bozian                        Senior Vice President,                  October 13, 2000
---------------------------------------   Chief Financial Officer
    Alan G. Bozian

/s/ Thomas W. Haller                      Vice President and Treasurer            October 13, 2000
---------------------------------------   (Chief Accounting Officer)
    Thomas W. Haller



                                          Director                                October __, 2000
---------------------------------------
    Claudio Guazzoni

/s/ Charles R. Klotz                      Director                                October 13, 2000
---------------------------------------
    Charles R. Klotz

/s/ Stephen Lawler                        Director                                October 13, 2000
---------------------------------------
    Stephen Lawler

/s/ Robert H. Steele                      Director                                October 13, 2000
---------------------------------------
    Robert H. Steele

/s/ L. Scott Perry                        Director                                October 13, 2000
---------------------------------------
    L. Scott Perry

/s/ Catherine Cassel Talmadge             Director                                October 13, 2000
---------------------------------------
    Catherine Cassel Talmadge

/s/ Charles R. Wood                       Director                                October 13, 2000
---------------------------------------
    Charles R. Wood


                                  EXHIBIT INDEX

Exhibit
Number            Description
------            -----------
5.1               Opinion of Parker Chapin LLP, as to the legality of the common stock being offered.
23.1              Consent of Parker Chapin LLP (included in their opinion filed as Exhibit 5.1).
23.2              Consent of Ernst & Young LLP.
24.1              Power of attorney  of  certain  officers  and  directors  of the  registrant (contained in the signature page).
99.1              Non-Qualified Stock Option Contract between the registrant and Alan G. Bozian.
99.2              1999 Stock Option Plan.*
99.3              Form of Non-Qualified Stock Option Contract under the 1999 Stock Option Plan.

* Filed as an exhibit to the Company's registration statement on Form SB-2 (Registration No. 333-43258.)